MARKETING AND DISTRIBUTION SUPPORT AGREEMENT BETWEEN

JAMES ALPHA ADVISORS, LLC AND

EAB INVESTMENT GROUP, LLC

REGARDING THE

JAMES ALPHA MANAGED RISK DOMESTIC EQUITY FUND

THIS MARKETING SUPPORT AGREEMENT (the “Agreement”) is effective as of the 22nd day of January 2021, between James Alpha Advisors, LLC, a Delaware limited liability company (the “Manager”), and EAB Investment Group, LLC, a Delaware limited liability company (the “Sub-Advisor”).

WITNESSETH:

WHEREAS, the Sub-Advisor renders advice and services to the James Alpha Managed Risk Domestic Equity Fund (the “Fund”) pursuant to the terms and provisions of Sub-Advisory Agreement between the Manager and the Sub-Advisor (the “Sub-Advisory Agreement”);

WHEREAS, from time to time, the Manager may enter into agreements to support marketing and distribution activities to support the sale of shares of the Fund; and

WHEREAS, the Sub-Advisor has agreed to support the Manager's efforts to support marketing and distribution activities for the Fund on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.                  MARKETING SUPPORT AGREEMENTS. The Sub-Advisor hereby agrees to pay to the Manager, on a monthly basis, an amount equal to 50% of (1) revenue sharing payments made by the Manager to third party platforms in connection with offering shares of the Fund, (2) direct costs borne by the Manager to prepare marketing and other distribution-related materials or expenses such as but not limited to, events, conferences or other marketing campaigns, that the Manager and Sub-Advisor mutually agree on, related to the Fund, and (3) sales commissions paid by the broker-dealer affiliate of the Manager related to sales of shares of the Fund (collectively, “Marketing Support Payments”). Such Marketing Support Payments shall be deducted from amounts owed to the Sub-Advisor by the Manager under the Sub-Advisory Agreement for the respective month, or shall be paid directly by the Sub-Advisor.

2.                  RECORDKEEPING. In accordance with its obligations under this Agreement, the Manager shall maintain records of all agreements that require Marketing Support Payments, in accordance with this Agreement. Upon written request by the Sub-Advisor, the Manager shall

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make available to the Sub-Advisor copies of all agreements requiring Marketing Support Payments and records reflecting the amount of such payments payable under this agreement by the Sub-Advisor. The Manager agrees to supply the Sub-Advisor with accounting reports acceptable to both parties, provided on a monthly basis, and such other information as is reasonably necessary to comply with applicable law.

3.                  TERM. This Agreement shall become effective with respect to the Fund as of the date first above written.

4.                  TERMINATION. This Agreement may be terminated at any time, and without payment of any penalty, by either party to this Agreement, with the consent of the other party. This Agreement will automatically terminate immediately upon the termination of the Sub-Advisory Agreement.

5.                  ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

6.                  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

7.                  GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

JAMES ALPHA ADVISORS, LLC

By: /s/ James Vitalie

Name: James Vitalie

Title: President

EAB INVESTMENT GROUP, LLC

By: /s/ William J. Visconto

Name: William J. Visconto

Title: Managing Partner

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MARKETING AND DISTRIBUTION SUPPORT AGREEMENT

BETWEEN

JAMES ALPHA ADVISORS, LLC

AND

EAB INVESTMENT GROUP, LLC

REGARDING THE

JAMES ALPHA MANAGED RISK EMERGING MARKETS EQUITY FUND

THIS MARKETING SUPPORT AGREEMENT (the “Agreement”) is effective as of the 22nd day of January 2021, between James Alpha Advisors, LLC, a Delaware limited liability company (the “Manager”), and EAB Investment Group, LLC, a Delaware limited liability company (the “Sub-Advisor”),

WITNESSETH:

WHEREAS, the Sub-Advisor renders advice and services to the James Alpha Managed Risk Emerging Markets Equity Fund (the “Fund”) pursuant to the terms and provisions of Sub-Advisory Agreement between the Manager and the Sub-Advisor (the “Sub-Advisory Agreement”);

WHEREAS, from time to time, the Manager may enter into agreements to support marketing and distribution activities to support the sale of shares of the Fund; and

WHEREAS, the Sub-Advisor has agreed to support the Manager's efforts to support marketing and distribution activities for the Fund on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.                   MARKETING SUPPORT AGREEMENTS. The Sub-Advisor hereby agrees to pay to the Manager, on a monthly basis, an amount equal to 50% of (1) revenue sharing payments made by the Manager to third party platforms in connection with offering shares of the Fund, (2) direct costs borne by the Manager to prepare marketing and other distribution-related materials or expenses such as but not limited to, events, conferences or other marketing campaigns, that the Manager and Sub-Advisor mutually agree on, related to the Fund, and (3) sales commissions paid by the broker-dealer affiliate of the Manager related to sales of shares of the Fund (collectively, “Marketing Support Payments”). Such Marketing Support Payments shall be deducted from amounts owed to the Sub-Advisor by the Manager under the Sub-Advisory Agreement for the respective month, or shall be paid directly by the Sub-Advisor.

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2.                   RECORDKEEPING. In accordance with its obligations under this Agreement, the Manager shall maintain records _of all agreements that require Marketing Support Payments, in accordance with this Agreement. Upon written request by the Sub-Advisor, the Manager shall make available to the Sub-Advisor copies of all agreements requiring Marketing Support Payments and records reflecting the amount of such payments payable under this agreement by the Sub-Advisor. The Manager agrees to supply the Sub-Advisor with accounting reports acceptable to both parties, provided on a monthly basis, and such other information as is reasonably necessary to comply with applicable law.

3.        TERM. This Agreement shall become effective with respect to the Fund as of the date first above written.

4.                  TERMINATION. This Agreement may be terminated at any time, and without payment of any penalty, by either party to this Agreement, with the consent of the other party. This Agreement will automatically terminate immediately upon the termination of the Sub-Advisory Agreement.

5.                  ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

6.                  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

7.                  GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

JAMES ALPHA ADVISORS, LLC

By: /s/ James Vitalie

Name: James Vitalie

Title: President

EAB INVESTMENT GROUP, LLC

By: /s/ William J. Visconto

Name: William J. Visconto

Title: Managing Partner

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MARKETING AND DISTRIBUTION SUPPORT AGREEMENT

BETWEEN

JAMES ALPHA ADVISORS, LLC

AND

Orange Investment Advisors, LLC

REGARDING THE

James Alpha STRUCTURED CREDIT VALUE Fund

THIS MARKETING AND DISTRIBUTION SUPPORT AGREEMENT (the “Agreement”) is effective as of the 22nd day of January 2021, between James Alpha Advisors, LLC, a Delaware limited liability company (the “Manager”), and Orange Investment Advisors, LLC, a Delaware limited liability company (the “Sub-Advisor”).

WITNESSETH:

WHEREAS, the Manager renders advice and services to the James Alpha Structured Credit Value Fund (the “Fund”) pursuant to the terms and provisions of the Investment Management Agreement between the Manager and the Fund (the “Manager’s Agreement”);

WHEREAS, the Sub-Advisor renders advice and services to the Fund pursuant to the terms and provisions of the Sub-Advisory Agreement between the Manager and Sub-Advisor (the “Sub-Advisory Agreement”);

WHEREAS, from time to time, the Manager may enter into agreements to support marketing and distribution activities to support the sale of shares of the Fund; and

WHEREAS, the Sub-Advisor has agreed to support the Manager’s efforts to support marketing and distribution activities for the Fund on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.                  MARKETING AND DISTRIBUTION SUPPORT AGREEMENTS. The Sub-Advisor hereby agrees to pay to the Manager, on a monthly basis, an amount equal to 50% of (1) revenue sharing payments made by the Manager to third party platforms in connection with offering shares of the Fund, (2) costs borne by the Manager to prepare marketing and other distribution-related materials related to the Fund, and (3) sales commissions paid by the broker-dealer affiliate of the Manager related to sales of shares of the Fund (collectively, “Marketing Support Payments”). Such Marketing Support Payments shall be deducted from amounts owed to the Sub-Advisor by the Manager under the Sub-Advisory Agreement for the respective month, or shall be paid directly by the Sub-Advisor. The Manager hereby agrees to pay to the Sub-Advisor,

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on a monthly basis, an amount equal to 25% of the net management fee paid to the Manager under the Manager’s Agreement for the corresponding month on Fund assets under management attributable to prospects listed on Exhibit A, as such Exhibit may be amended from time to time as mutually agreed by both parties. For purposes of this Paragraph 1, “net management fee” shall mean the gross management fee paid or payable by the Fund to the Manager pursuant to the Manager’s Agreement, as reduced for (1) amounts required to be reimbursed by the Manager pursuant to the Operating Expense Limitation Agreement between the Manager and the Fund, and (2) any and all direct legal and/or operating fees related to the Fund and borne by the Manager.

2.                  RECORDKEEPING. In accordance with its obligations under this Agreement, the Manager shall maintain records of all agreements that require Marketing Support Payments, in accordance with this Agreement. Upon written request by the Sub-Advisor, the Manager shall make available to the Sub-Advisor copies of all agreements requiring Marketing Support Payments and records reflecting the amount of such payments payable under this agreement by the Sub-Advisor. The Manager agrees to supply the Sub-Advisor with accounting reports acceptable to both parties, provided on a monthly basis, and such other information as is reasonably necessary to comply with applicable law.

3.                  TERM. This Agreement shall become effective with respect to the Fund as of the date first above written.

4.                  TERMINATION. This Agreement may be terminated at any time, and without payment of any penalty, by either party to this Agreement, with the consent of the other party. This Agreement will automatically terminate immediately upon the termination of the Sub-Advisory Agreement.

5.                  ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

6.                  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

7.                  GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

JAMES ALPHA ADVISORS, LLC

By: /s/ James Vitalie
Name: James Vitalie
Title: President

ORANGE INVESTMENT ADVISORS, LLC

By: /s/ Jerald P. Menozzi, Jr.
Name: Jerald P. Menozzi, Jr.
Title: Principal, Chief Investment Officer

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